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                                                                     Exhibit 8.1


                    FORM OF HOLLAND & KNIGHT LLP TAX OPINION


August ____, 2001

Brown & Brown, Inc.
220 South Ridgewood Avenue
Daytona Beach, FL 32114

Ladies and Gentlemen:

        We are acting as counsel to, Brown & Brown, Inc., a Florida corporation ("Brown & Brown"), in connection with the proposed merger (the "Merger") of Brown & Brown of Washington, Inc., a Washington corporation and a direct, wholly-owned subsidiary of Brown & Brown ("Merger Sub") with and into Raleigh, Schwarz & Powell, Inc., a Washington corporation ("Target"), with Target surviving the Merger. The Merger will be consummated pursuant to an Agreement and Plan of Reorganization, dated as of July 25, 2001, by and between Brown & Brown, Target and Merger Sub, as amended on August 10, 2001 (the "Merger Agreement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement).

        Brown & Brown has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (File No. 333-______)(the "Registration Statement") with respect to the Brown & Brown Shares to be issued to the Target stockholders in the Merger in exchange for their Target Shares. In rendering the opinion set forth below, we have relied upon the facts and assumptions stated in the Registration Statement, in officer's certificates provided to us by Brown & Brown & Target (which are attached hereto as Exhibits "A" and "B", respectively) and upon such other documents as we have deemed appropriate.

        We have assumed that (i) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Merger Agreement and such other documents, (ii) the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions and (iii) the Merger is authorized by and will be effected pursuant to applicable state law.

        Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Registration Statement under the caption "The Merger--Material Federal Income Tax Consequences," subject to the qualifications, limitations and assumptions contained therein, fairly presents in all material respects the information disclosed therein. No opinion is expressed on any matters other than those specifically referred to herein.

        The opinion expressed herein is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                                        Very truly yours,

                                        By: ________________________________
                                            HOLLAND & KNIGHT LLP



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                                    EXHIBIT A

                FORM OF BROWN & BROWN, INC. OFFICER'S CERTIFICATE


        The undersigned officer of Brown & Brown, Inc., a Florida corporation ("Brown & Brown"), in connection with the opinion (the "Tax Opinion") to be delivered by Holland & Knight LLP ("Tax Counsel"), as to the truth and correctness in all material respects of the description of the U.S. federal income tax consequences described under the caption "The Merger--Material Federal Income Tax Considerations" in the Form S-4 Registration Statement ("No. 333-_____), filed by Brown & Brown on August 13, 2001 (the "Form S-4"), pertaining to the contemplated merger of Brown & Brown of Washington, Inc., a Washington corporation and wholly-owned subsidiary of Brown & Brown ("Merger Sub"), with and into Raleigh, Schwarz & Powell, Inc., a Washington corporation ("Target"), pursuant to the Agreement and Plan of Reorganization dated as of July 25, 2001 among Brown & Brown, Merger Sub, and Target, as amended on August 10, 2001 (the "Merger Agreement"), and recognizing (1) that said Tax Counsel will rely on this Certificate in delivering the Tax Opinion and (2) that the Tax Opinion may not be accurate if any of the following representations are not accurate in all respects, hereby certifies on behalf of Brown & Brown that, to the extent the following facts and representations relate to Brown & Brown or Merger Sub, such representations are true, complete and correct in all respects and, to the extent the following representations relate to Target the undersigned has no reason to believe such representations are not true (unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement).

1. Each of the representations made by Brown & Brown and the facts relating to the contemplated Merger of Merger Sub with and into Target pursuant to the Merger Agreement, as described therein, and in the documents described in the Merger Agreement relating to the Merger, and in the Form S-4 Registration Statement (No. 333-______), are, insofar as such facts pertain to Brown & Brown or Merger Sub, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, the Form S-4 or such other written documents that have been previously provided to Tax Counsel, there are no agreements, arrangements or understandings, either written or oral, between or among
        (a) any of Brown & Brown, its subsidiaries, affiliates or shareholders, on the one hand, and (b) any of Target, its subsidiaries, affiliates or shareholders, on the other hand, concerning the Merger (except for agreements, arrangements, or understandings among stockholders of Brown & Brown, on the one hand, and stockholders of Target, on the other hand, of which the management of Brown & Brown does not have knowledge). In rendering the Tax Opinion, we understand that Tax Counsel will be relying upon the accuracy of the factual information contained in the Merger Agreement and Form S-4 filed in connection with the transactions and upon the representations, warranties and covenants set forth in this Certificate.

2. The Merger will be effected solely in compliance with the terms and conditions of the Merger Agreement and none of the terms and conditions thereof relevant to the aforesaid opinions will be waived or modified.

3. The formula set forth in the Merger Agreement pursuant to which Target Shares will be converted into the right to receive Brown & Brown Shares is the result of arm's length bargaining and such formula was designed to result in the fair market value of the Brown & Brown Shares received by the shareholders of Target approximately equaling the aggregate fair market value of the Target Shares surrendered in the exchange.

4. Neither Brown & Brown nor any person or entity related to Brown & Brown (within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3)) will, in connection with the Merger, or pursuant to a plan or intention in place at the Effective Time, redeem, purchase or otherwise acquire or effect an acquisition, or offer to redeem, purchase or otherwise acquire any shares of any class of stock of Target, or Brown & Brown Shares issued to shareholders of Target in the Merger, for consideration other than Brown & Brown Shares except pursuant to open market purchase programs of Brown & Brown generally available to all holders of Brown & Brown Shares, which programs will not be created or modified in connection with the Merger.

5. Following the Merger, Target will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Merger Sub's net assets, and at least 70% of the fair market value of Merger Sub's gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by Target or Merger Sub to stockholders who receive cash or other property, amounts paid by Target to dissenters, assets of Target or Merger Sub used to pay its reorganization expenses, payments by Target to its optionees, and all redemptions and



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        distributions (except for regular, normal dividends) made by Target or
        Merger Sub immediately preceding the transfer, will be included as assets of Target or Merger Sub, respectively, held immediately prior to the Merger.

6. Prior to and at the Effective Time of the Merger, Brown & Brown will directly own all of the outstanding stock of Merger Sub and Merger Sub will not have issued any options, warrants or similar rights to acquire any of its stock.

7. Brown & Brown has no current plan or intention to cause Target to issue additional shares of its stock (or any options, warrants or other rights to acquire any shares of stock of Target) that would result in Brown & Brown losing control of Target within the meaning of Section 368(c) of the Code.

8. Brown & Brown has no current plan or intention to liquidate Target; to merge Target with or into another corporation; to sell or otherwise dispose of the stock of Target (except for transfers of stock described in U.S. Treasury Regulation Section 1.368-2(k)(2)); or to cause Target to sell or otherwise dispose of any of its assets (including Brown & Brown Shares) or any of the assets acquired from Merger Sub in the Merger, except for dispositions made in the ordinary course of business or transfers described in U.S. Treasury Regulation Section 1.368-2(k)(2).

9. Merger Sub will have no liabilities assumed by Target, and will not transfer to Target any assets subject to liabilities in the Merger.

10. Following the Merger, Brown & Brown will cause Target and/or members of Brown & Brown's "qualified group" (within the meaning of U.S. Treasury Regulation Section 1.368-1(d)(4)(ii)) to continue its historic business or use a significant portion of its historic business assets in a business (within the meaning of U.S. Treasury Regulation Section 1.368-1(d)).

11. At the Effective Time, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

12. Except as otherwise provided in Section 7.2 of the Merger Agreement, Brown & Brown, Merger Sub, Target and the stockholders of Target will each pay their respective expenses, if any, incurred in connection with the Merger.

13. There is no intercorporate indebtedness existing between Brown & Brown (or its subsidiaries) and Target (or its subsidiaries), or between Merger Sub and Target (or its subsidiaries) that was issued, acquired, or will be settled at a discount.

14. Neither Brown & Brown nor, to Brown & Brown's knowledge, any person related to Brown & Brown (within the meaning of U.S. Treasury Regulation
        Section 1.368-1(e)(3)) beneficially owns, directly or indirectly, or has beneficially owned during the past five years, directly or indirectly, any shares of any class of stock of Target.

15. Disregarding stock and securities in its subsidiaries, and treating any stock or securities owned by its subsidiaries as owned by Brown & Brown, less than fifty percent of the value of the total assets of Brown & Brown are invested in stocks and securities. For this purpose, "subsidiary" shall have the meaning set forth in Section 368(a)(2)(F)(iii) of the Code, and "assets" shall not include cash, cash items (including receivables) or government securities.

16. None of the compensation received by any stockholder-employee of Target will be separate consideration for, or allocable to, any of such stockholder-employee's Target Shares; none of the Brown & Brown Shares received by any stockholder-employee of Target will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder-employee of Target will be for services actually rendered or to be rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

17. Merger Sub was formed by Brown & Brown solely for the purpose of effecting the Merger, Merger Sub has not conducted and is not conducting any business activities and Merger Sub will have no assets (other


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        than nominal capital, which shall not be invested in stocks or securities) and no liabilities (other than nominal liabilities and its non-monetary obligations under the Merger Agreement) prior to the Merger.

18. No liabilities of Target shareholders will be assumed by Brown & Brown, nor will any of the Target Shares acquired by Brown & Brown in the Merger be subject to any liabilities.

19. Brown & Brown's corporate business reasons for consummating the Merger are as set forth on pages 23 and 24 of the Form S-4.

20. Neither Brown & Brown, Merger Sub, nor, after the Merger, Target, will take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with any of the foregoing representations, the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or the treatment of the exchange of Target Shares solely for Brown & Brown Shares as a nonrecognition transaction.

21. Brown & Brown will satisfy, and will cause Target to satisfy the information reporting requirements of U.S. Treasury Regulation Section 1.368-3 with respect to the Merger.

        IN WITNESS WHEREOF, I have, on behalf of Brown & Brown, signed this Officer's Certificate this _____ day of August, 2001.



                                         Brown & Brown, Inc.



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


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                                    EXHIBIT B

          FORM OF RALEIGH, SCHWARZ & POWELL, INC. OFFICER'S CERTIFICATE



        The undersigned officer of Raleigh, Schwarz & Powell, Inc., a Washington corporation ("Target"), in connection with the opinion (the "Tax Opinion") to be delivered by Holland & Knight LLP ("Tax Counsel"), as to the truth and correctness in all material respects of the description of the U.S. federal income tax consequences described under the caption "The Merger--Material Federal Income Tax Considerations" in the Form S-4 Registration Statement ("No.333-_____), filed by Brown & Brown, Inc., a Florida corporation ("Brown & Brown"), on August 13, 2001 (the "Form S-4"), pertaining to the contemplated merger of Brown & Brown of Washington, Inc., a Washington corporation and wholly-owned subsidiary of Brown & Brown ("Merger Sub"), with and into Target pursuant to the Agreement and Plan of Reorganization dated as of July 25, 2001 among Brown & Brown, Merger Sub, and Target, as amended on August 10, 2001 (the "Merger Agreement"), and recognizing (1) that said Tax Counsel will rely on this Certificate in delivering the Tax Opinion and (2) that the Tax Opinion may not be accurate if any of the following representations are not accurate in all respects, hereby certifies on behalf of Target that, to the extent the following facts and representations relate to Target, such representations are true, complete and correct in all respects (unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement).

1. Each of the representations made by Target and the facts relating to the contemplated Merger of Merger Sub with and into Target pursuant to the Merger Agreement, as described therein, and in the documents described in the Merger Agreement relating to the Merger, and in the Form S-4 Registration Statement (No. 333-______), are, insofar as such facts pertain to Target, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, the Form S-4 or such other written documents that have been previously provided to Tax Counsel, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Brown & Brown, its subsidiaries, affiliates or shareholders; on the one hand, and (b) any of Target, its subsidiaries, affiliates or shareholders on the other hand, concerning the Merger (except for agreements, arrangements, or understandings among stockholders of Brown & Brown, on the one hand, and stockholders of Target, on the other hand, to which the management of Target does not have knowledge). In rendering the Tax Opinion, we understand that Tax Counsel will be relying upon the accuracy of the factual information contained in the Merger Agreement and Form S-4 filed in connection with the transactions and upon the representations, warranties and covenants set forth in this Certificate.

2. The Merger will be effected solely in compliance with the terms and conditions of the Merger Agreement and none of the terms and conditions thereof relevant to the aforesaid opinions will be waived or modified.

3. The formula set forth in the Merger Agreement pursuant to which Target Shares will be converted into the right to receive Brown & Brown Shares is the result of arm's length bargaining and such formula was designed to result in the fair market value of the Brown & Brown Shares received by the shareholders of Target approximately equaling the aggregate fair market value of the Target Shares surrendered in the exchange.

4. Except for the possible transfer of Escrowed Shares to Brown & Brown resulting from indemnification claims by Brown & Brown, to the best knowledge of the management of Target, there is no plan or intention on the part of any of the stockholders of Target to sell, exchange or otherwise dispose of any of the Brown & Brown Shares to be received by them in the Merger to Brown & Brown or any person that is related to Brown & Brown (within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3)).

5. Neither Target nor any person related to Target, within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3), has redeemed, purchased or otherwise acquired any shares of any class of Target stock in a transaction or transactions related to the Merger (or otherwise in connection with the Merger). No extraordinary distribution (i.e., a distribution other than a regular normal dividend consistent with Target's historic dividend practice and policy), has been or will be made with respect to the stock of Target in a transaction or transactions related to the Merger (or otherwise in connection with the Merger).

6. At the time of the Merger, Target will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by Target to stockholders who receive cash or other property, amounts


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        paid by Target to dissenters, payments by Target to its optionees,
        Target assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target immediately preceding the Merger, will be included as assets of Target held immediately prior to the Merger.

7. At the Effective Time, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

8. Except as otherwise provided in Section 7.2 of the Merger Agreement, Brown & Brown, Merger Sub, Target and the stockholders of Target will each pay their respective expenses, if any, incurred in connection with the Merger.

9. There is no intercorporate indebtedness existing between Brown & Brown (or its subsidiaries) and Target (or its subsidiaries), or between Merger Sub and Target (or its subsidiaries) that was issued, acquired, or will be settled at a discount.

10. Target has not issued or incurred any debt other than debt unconditionally payable in cash with a maturity of 30 years or less that is not convertible into Target Shares and pays interest which is qualified stated interest within the meaning of U.S. Treasury Regulation 1.1273-1(c).

11. At the Effective Time, after giving effect to the Merger, Target will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any stock of Target.

12. Disregarding stock and securities in its subsidiaries, and treating any stock or securities owned by its subsidiaries as owned by Target, less than fifty percent of the value of the total assets of Target are invested in stocks and securities. For this purpose, "subsidiary" shall have the meaning set forth in Section 368(a)(2)(F)(iii) of the Code, and "assets" shall not include cash, cash items (including receivables) or government securities.

13. At the Effective Time, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

14. Target is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a Federal or State court.

15. None of the compensation received by any stockholder-employee of Target will be separate consideration for, or allocable to, any of such stockholder-employee's Target Shares; none of the Brown & Brown Shares received by any stockholder-employee of Target will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder-employee of Target will be for services actually rendered or to be rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

16. During the three-year period prior to the Merger, Target has not disposed of more than twenty (20) percent of its assets except in transaction in the ordinary course of business.

17. Target has not distributed the stock of a "controlled corporation" (as defined in Section 355(a) of the Code) in a transaction subject to
        Section 355 of the Code within the last two years.

18. No liabilities of Target shareholders will be assumed by Brown & Brown, nor will any of the Target Shares acquired by Brown & Brown in the Merger be subject to any liabilities.

19. Target's corporate business reasons for consummating the Merger are as set forth on pages 24 and 25 of the Form S-4.

20. In the Merger, Target Shares representing more than 80% of the total voting power of all outstanding shares of Target voting stock at the Effective Time of the Merger will be exchanged for Brown & Brown Shares. For purposes of this representation, shares of Target exchanged for cash originating with Brown &


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        Brown or any person related to Brown & Brown (within the meaning of U.S.
        Treasury Regulation Section 1.368-1(e)(3)) will be treated as outstanding Target Shares on the date of the Merger.

        IN WITNESS WHEREOF, I have, on behalf of Target, signed this Officer's Certificate this _____ day of August, 2001.


                                         Raleigh, Schwarz & Powell, Inc.



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------